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                                                                    Exhibit 23.4


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of Graham-Field Health Products, Inc. and subsidiaries for the registration of $100,000,000 of it 9 3/4% Senior Subordinated Notes due 2007, Series A and to the inclusion of our report on the financial statements of the Lumex Division of Lumex, Inc. dated March 13, 1996, (except for note 1, as to which the date of our report is March 13, 1997).

                                                 /s/ ERNST & YOUNG LLP


New York, New York
December 23, 1997